APACHE FINANCE CANADA CORPORATION,
Company

APACHE CORPORATION,
Guarantor

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
Trustee

SUPPLEMENTAL INDENTURE

Dated as of August 14, 2017

to Indenture
Dated as of November 23, 1999

Debt Securities

SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE, dated as of August 14, 2017 (this “Supplemental Indenture”), among APACHE FINANCE CANADA CORPORATION, an unlimited liability company duly organized and existing under the laws of Nova Scotia, Canada (the “Company”), APACHE CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

RECITALS OF THE COMPANY AND THE GUARANTOR:

A.The Company and the Guarantor have heretofore executed and delivered to the Trustee (as successor to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank) an Indenture, dated as of November 23, 1999 (as heretofore amended and supplemented, the “Indenture”), providing for the issuance from time to time of the Company’s senior unsecured debentures, notes or other evidences of Indebtedness (herein and in the Indenture called the “Securities”) in one or more series.

B.Pursuant to the Indenture, the Company issued $300,000,000 aggregate principal amount of Securities of a series designated as the 7.75% Notes due December 15, 2029 (the “Notes”), which are guaranteed by the Guarantor and are the only outstanding Securities under the Indenture.

C.Section 804(a) of the Indenture provides that under certain circumstances the Guarantor may, at its option, assume the obligations of the Company as obligor under any series of Securities and the Indenture, in a supplemental indenture thereto, executed and delivered to the Trustee.

D.Pursuant to Section 804(a) of the Indenture, the Guarantor has elected to assume the obligations of the Company as obligor under all Securities and the Indenture.

E.Pursuant to Section 901(a) of the Indenture, the Company (when authorized by or pursuant to a Board Resolution), the Guarantor (when authorized by or pursuant to a Board Resolution), and the Trustee are authorized to enter into this Supplemental Indenture to evidence the succession of the Guarantor to the Company, and the assumption by the Guarantor of covenants of the Company contained in the Indenture and in the Securities, without the consent of any Holder.

F.Upon the assumption by the Guarantor pursuant to Section 804(a) of the Indenture and this Supplemental Indenture, the Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Company under all Securities and the Indenture with the same effect as if the Guarantor had been named as the Company therein, and the Company shall be released from its liability as obligor upon all Securities and any Coupons and under the Indenture.

G.The Company hereby requests that the Trustee join with the Company and the Guarantor in the execution and delivery of this Supplemental Indenture, and the Company and the Guarantor have each provided the Trustee with a Board Resolution authorizing the execution of and approving this Supplemental Indenture.

NOW, THEREFORE, the Company, the Guarantor, and the Trustee agree as follows:

ARTICLE I

Definitions

As used in this Supplemental Indenture, terms defined in the Indenture have the meaning set forth in the Indenture and the terms defined above have the meaning set forth above. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound, Indemnification and Succession

SECTION 2.1 Agreement to be Bound. The Guarantor hereby assumes the due and punctual payment of the principal of and any premium and interest on all Securities (including the Notes) and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed (including any obligation to pay any Additional Amounts).

SECTION 2.2 Indemnification. The Guarantor hereby agrees to immediately indemnify (pursuant to the indemnification procedure described in Section 805 of the Indenture) the Holder of each Security against (i) any tax, assessment or governmental charge imposed on such Holder or required to be withheld or deducted from any payment to such Holder (including any governmental charge or withholding tax attributable to the Guarantor indemnifying such Holder) as a consequence of the assumption hereby and (ii) any costs or expenses of such assumption (except that a Holder will have indemnification rights pursuant to the indemnification procedure described in Section 805 of the Indenture only if and when gain for U.S. federal income tax purposes is actually recognized by such Holder).

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given at its address set forth below, as provided in the Indenture for notices to the Company.

Apache Corporation
One Post Oak Central
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400
Attention: Vice President and Treasurer

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. BY THE EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, EACH OF THE COMPANY AND THE GUARANTOR SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT HAVING SUBJECT MATTER JURISDICTION, SITTING, IN EACH CASE, IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, UNITED STATES OF AMERICA IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE NOTES.

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.8 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, sufficiency or adequacy of this Supplemental Indenture or for or in respect of the statements or recitals contained herein, all of which recitals are made solely by the Company and the Guarantor, and the Trustee assumes no responsibility for their correctness.

[SIGNATURE PAGES FOLLOW]

The parties have executed this Supplemental Indenture as of the date first above written.

APACHE FINANCE CANADA CORPORATION, as Company

By: /s/ Jon W. Sauer
Name: Jon W. Sauer
Title:    Senior Vice President
APACHE CORPORATION, as Guarantor

By: /s/ Stephen J. Riney
Name:    Stephen J. Riney
Title:    Executive Vice President and
Chief Financial Officer

[Signature Page - Supplemental Indenture (November 23, 1999 Indenture)]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By: /s/ Valere Boyd
Name: Valere Boyd
Title:    Vice President

[Signature Page - Supplemental Indenture (November 23, 1999 Indenture)]